Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

As previously disclosed, on January 4, 2016, Quality Systems, Inc. (the “Company”) completed its acquisition (the “Acquisition”) of HealthFusion Holdings, Inc. (“HealthFusion”) pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated October 30, 2015, by and among the Company, HealthFusion, Ivory Merger Sub, Inc., a wholly owned subsidiary of the Company and the Securityholder Representative Committee (as defined in the Merger Agreement). Pursuant to the terms of the Merger Agreement, the Company purchased all of the issued and outstanding equity interests of HealthFusion for an aggregate purchase price of $165 million in cash, subject to certain adjustments in accordance with the terms of the Merger Agreement. In addition, pursuant to the terms of the Merger Agreement, the Company may pay up to an additional $25 million in cash related to the Acquisition, subject to the future performance of HealthFusion.

In connection with the Acquisition, on the same date, the Company entered into a $250 million revolving credit agreement (the “Credit Agreement”) with JPMorgan Chase Bank, N.A., as administrative agent, U.S. Bank National Association, as syndication agent, and certain other lenders. The Credit Agreement matures on January 4, 2021 and the full balance of the revolving loans and all other obligations under the agreement must be paid at that time. The Acquisition was initially funded by the Credit Agreement.

The unaudited pro forma condensed combined balance sheet combines the Company’s unaudited consolidated balance sheet as of December 31, 2015 with HealthFusion’s consolidated balance sheet as of December 31, 2015, giving pro forma effect to the Acquisition and Credit Agreement as if they had been completed on December 31, 2015.

Due to different fiscal periods for the Company and HealthFusion, the unaudited pro forma condensed combined statement of operations for the fiscal year ended March 31, 2015 combines the Company’s consolidated statement of operations for the fiscal year ended March 31, 2015 with HealthFusion’s consolidated statement of operations for the fiscal year ended December 31, 2014, giving pro forma effect to the Acquisition and Credit Agreement as if they had been completed as of April 1, 2014.

The unaudited pro forma condensed combined statement of operations for the nine months ended December 31, 2015 combines the Company’s unaudited consolidated statement of operations for the nine months ended December 31, 2015 with HealthFusion’s unaudited consolidated statement of operations for the nine months ended December 31, 2015, giving pro forma effect to the Acquisition and Credit Agreement as if they had been completed as of April 1, 2014. HealthFusion’s unaudited consolidated statement of operations for the nine months ended December 31, 2015 was derived from the consolidated statement of operations for the fiscal year ended December 31, 2015.

The unaudited pro forma condensed combined financial statements has been prepared using the acquisition method of accounting, which requires, among other things, that the purchase price paid by the Company in connection with the Acquisition be allocated to identifiable assets acquired and liabilities assumed based on the respective estimated fair values as of the acquisition date. The excess of the purchase price over the estimated fair values of the underlying identifiable assets acquired and liabilities assumed has been allocated to goodwill. The process for estimating fair values in many cases requires the use of significant estimates, assumptions and judgments, including determining the timing and estimates of future cash flows and developing appropriate discount rates. Since these unaudited pro forma condensed combined financial statements have been prepared based on preliminary estimates of fair values using currently available information and certain assumptions, the actual amounts recorded may differ materially if additional information becomes available. The Company will finalize the purchase price allocation as soon as practicable within the measurement period, but not later than one year following the acquisition date. Acquisition related transaction costs are not included as a component of the purchase price and are expensed as incurred.

The pro forma information and adjustments are preliminary and presented for informational purposes only. The actual results reported by the Company in the periods following the Acquisition may differ significantly from that reflected in the unaudited pro forma condensed combined financial statements presented herein for various reasons, including but not limited to, the effect of potential cost savings from operating efficiencies or synergies and the impact of any incremental revenues and costs that may be achieved or incurred in the future as a result of the Acquisition. Such pro forma information is not intended to represent or be indicative of the combined financial position or results of operations that would have been realized if the Acquisition had been completed on the dates indicated, nor is it indicative of combined future operating results or financial positions. The pro forma adjustments are based upon currently available information and certain assumptions that the Company believes reasonable under the circumstances.

The unaudited pro forma condensed combined financial statements are based upon the respective historical consolidated financial statements and related notes contained in annual, quarterly and other reports filed by the Company with the Securities and Exchange Commission, as well as the historical consolidated financial statements and related notes of HealthFusion that are attached as Exhibit 99.1 to this Current Report on Form 8-K/A (Amendment No.1) to which these unaudited pro forma condensed combined financial statements are attached as Exhibit 99.2.

QUALITY SYSTEMS, INC.
UNAUDITED PRO FORMA CONSENSED COMBINED BALANCE SHEET
AS OF DECEMBER 31, 2015
(In thousands)

	Quality Systems, Inc.	HealthFusion	Pro Forma
	December 31, 2015	December 31, 2015	Adjustments		Pro Forma
	Historical	Historical	(see Note 4)		Combined
ASSETS
Current assets:
Cash and cash equivalents	$92,648	$2,328	$1,035	(a)	$96,011
Restricted cash and cash equivalents	4,452	—			4,452
Marketable securities	12,165	—			12,165
Accounts receivable, net	92,592	1,335			93,927
Inventories	662	—			662
Income taxes receivable	10,565	—			10,565
Deferred income taxes, net	24,074	—			24,074
Prepaid expenses and other current assets	14,111	4,781	(270)	(b)	18,622
Total current assets	251,269	8,444	765		260,478
Equipment and improvements, net	23,171	772			23,943
Capitalized software costs, net	44,573	4,101	(3,705)	(c)	44,969
Intangibles, net	22,287	71	75,929	(d)	98,287
Goodwill	73,513	55	122,586	(e)	196,154
Other assets	18,577	887	4,410	(f)	23,874
Total assets	$433,390	$14,330	$199,985		$647,705

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$10,250	$1,375			$11,625
Deferred revenue	55,146	1,811	(543)	(g)	56,414
Accrued compensation and related benefits	16,345	440			16,785
Income taxes payable	53	89			142
Notes payable	—	2,103	(2,103)	(h)	—
Dividends payable	10,726	—			10,726
Other current liabilities	38,575	5,117	10,557	(i)	54,249
Total current liabilities	131,095	10,935	7,911		149,941
Deferred revenue, net of current	1,127	—			1,127
Deferred income taxes, net	—	—	21,724	(j)	21,724
Deferred compensation	6,667	—			6,667
Notes payable, net of current	—	7,061	(7,061)	(h)	—
Line of credit	—	—	173,509	(k)	173,509
Other noncurrent liabilities	9,918	236			10,154
Total liabilities	148,807	18,232	196,083		363,122

Shareholders’ equity:
Common Stock	609	56	(56)	(l)	609
Additional paid-in capital	210,184	19,683	(19,683)	(l)	210,184
Accumulated other comprehensive loss	(517)	—	—		(517)
Retained earnings	74,307	(23,641)	23,641	(l)	74,307
Total shareholders’ equity	284,583	(3,902)	3,902		284,583
Total liabilities and shareholders’ equity	$433,390	$14,330	$199,985		$647,705

See accompanying notes to the unaudited pro forma condensed combined financial statements.

QUALITY SYSTEMS, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE FISCAL YEAR ENDED MARCH 31, 2015
(In thousands, except per share data)

	Quality Systems, Inc.	HealthFusion
	For the	For the
	Fiscal Year Ended	Fiscal Year Ended	Pro Forma
	March 31, 2015	December 31, 2014	Adjustments		Pro Forma
	Historical	Historical	(see Note 4)		Combined
Revenues:
Software license and hardware	$81,649	$—			$81,649
Software related subscription services	44,592	19,983	(543)	(A)	64,032
Total software, hardware and related	126,241	19,983	(543)		145,681
Support and maintenance	169,219	—			169,219
Revenue cycle management and related services	74,237	—			74,237
Electronic data interchange and data services	76,358	—	2,426	(B)	78,784
Professional services	44,170	4,997	(2,426)	(B)	46,741
Total revenues	490,225	24,980	(543)		514,662

Cost of revenue:
Software license and hardware	28,803	—			28,803
Software related subscription services	20,672	3,375	7,384	(C)	31,431
Total software, hardware and related	49,475	3,375	7,384		60,234
Support and maintenance	28,866	—			28,866
Revenue cycle management and related services	54,406	—			54,406
Electronic data interchange and data services	48,244	—	1,420	(B)	49,664
Professional services	42,173	2,385	(1,420)	(B)	43,138
Total cost of revenue	223,164	5,760	7,384		236,308
Gross profit	267,061	19,220	(7,927)		278,354

Operating expenses:
Selling, general and administrative	158,172	13,998	(142)	(D)	172,028
Research and development costs	69,240	971			70,211
Amortization of acquired intangible assets	3,693	—	7,663	(E)	11,356
Total operating expenses	231,105	14,969	7,521		253,595
Income from operations	35,956	4,251	(15,448)		24,759
Interest income (expense), net	(230)	(1,843)	(2,821)	(F)	(4,894)
Other expense, net	(62)	(940)	940	(G)	(62)
Income before provision for income taxes	35,664	1,468	(17,329)		19,803
Provision for income taxes	8,332	132	(6,210)	(H)	2,254
Net income	$27,332	$1,336	$(11,119)		$17,549

Net income per share:
Basic	$0.45				$0.29
Diluted	$0.45				$0.29
Weighted-average shares outstanding:
Basic	60,259				60,259
Diluted	60,849				60,849

See accompanying notes to the unaudited pro forma condensed combined financial statements.

QUALITY SYSTEMS, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED DECEMBER 31, 2015
(In thousands, except per share data)

	Quality Systems, Inc.	HealthFusion
	For the Nine	For the Nine
	Months Ended	Months Ended	Pro Forma
	December 31, 2015	December 31, 2015	Adjustments		Pro Forma
	Historical	Historical	(see Note 4)		Combined
Revenues:
Software license and hardware	$52,026	$—			$52,026
Software related subscription services	36,388	20,599			56,987
Total software, hardware and related	88,414	20,599	—		109,013
Support and maintenance	125,408	—			125,408
Revenue cycle management and related services	62,630	—			62,630
Electronic data interchange and data services	61,413	—	2,547	(B)	63,960
Professional services	26,700	4,819	(2,547)	(B)	28,972
Total revenues	364,565	25,418	—		389,983

Cost of revenue:
Software license and hardware	20,149	—			20,149
Software related subscription services	17,454	3,298	5,427	(C)	26,179
Total software, hardware and related	37,603	3,298	5,427		46,328
Support and maintenance	23,874	—			23,874
Revenue cycle management and related services	43,573	—			43,573
Electronic data interchange and data services	37,302	—	1,560	(B)	38,862
Professional services	24,008	2,387	(1,560)	(B)	24,835
Total cost of revenue	166,360	5,685	5,427		177,472
Gross profit	198,205	19,733	(5,427)		212,511

Operating expenses:
Selling, general and administrative	115,962	15,959	(3,400)	(D)	128,521
Research and development costs	49,584	1,507			51,091
Amortization of acquired intangible assets	2,692	—	5,121	(E)	7,813
Total operating expenses	168,238	17,466	1,721		187,425
Income from operations	29,967	2,267	(7,148)		25,086
Interest income (expense), net	392	(1,343)	(2,209)	(F)	(3,160)
Other expense, net	(147)	(2,336)	2,336	(G)	(147)
Income before provision for income taxes	30,212	(1,412)	(7,021)		21,779
Provision for income taxes	8,233	83	(2,965)	(H)	5,351
Net income	$21,979	$(1,495)	$(4,056)		$16,428

Net income per share:
Basic	$0.36				$0.27
Diluted	$0.36				$0.27
Weighted-average shares outstanding:
Basic	60,548				60,548
Diluted	61,190				61,190

See accompanying notes to the unaudited pro forma condensed combined financial statements.

QUALITY SYSTEMS, INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1. Description of Transaction
On January 4, 2016, Quality Systems, Inc. (the “Company”) completed its acquisition (the “Acquisition”) of HealthFusion Holdings, Inc. (“HealthFusion”) pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated October 30, 2015, by and among the Company, HealthFusion, Ivory Merger Sub, Inc., a wholly owned subsidiary of the Company and the Securityholder Representative Committee (as defined in the Merger Agreement). Pursuant to the terms of the Merger Agreement, the Company purchased all of the issued and outstanding equity interests of HealthFusion for an aggregate purchase price of $165 million in cash, subject to certain adjustments in accordance with the terms of the Merger Agreement. In addition, pursuant to the terms of the Merger Agreement, the Company may pay up to an additional $25 million in cash related to the Acquisition, subject to the future performance of HealthFusion.
In connection with the Acquisition, on the same date, the Company entered into a $250 million revolving credit agreement (the “Credit Agreement”) with JPMorgan Chase Bank, N.A., as administrative agent, U.S. Bank National Association, as syndication agent, and certain other lenders. The initial draw down on the Credit Agreement was approximately $173.5 million. The Credit Agreement matures on January 4, 2021 and the full balance of the revolving loans and all other obligations under the agreement must be paid at that time. The Acquisition was initially funded by the Credit Agreement.

2. Basis of Presentation
The accompanying unaudited pro forma condensed combined financial statements present the pro forma results of operations and financial position of the Company and HealthFusion on a combined basis based on the historical financial information of each company and after giving effect to the acquisition of HealthFusion by the Company.
The unaudited pro forma condensed combined balance sheet is based upon the Company’s unaudited consolidated balance sheet as of December 31, 2015 and HealthFusion’s as of December 31, 2015. Due to different fiscal periods for the Company and HealthFusion, the unaudited pro forma condensed combined statement of operations for the fiscal year ended March 31, 2015 is based upon the Company’s consolidated statement of operations for the fiscal year ended March 31, 2015 and HealthFusion’s for the fiscal year ended December 31, 2014, and the unaudited pro forma condensed combined statement of operations for the nine months ended December 31, 2015 is based upon the Company’s unaudited consolidated statement of operations for the nine months ended December 31, 2015 and HealthFusion’s for the nine months ended December 31, 2015, which was derived by excluding results for the three months ended March 31, 2015 from HealthFusion’s consolidated statement of operations for the fiscal year ended December 31, 2015. The unaudited pro forma condensed combined balance sheet gives effect to the Acquisition and Credit Agreement as if they had been completed on December 31, 2015. The unaudited pro forma condensed combined statements of operations give effect to the Acquisition and Credit Agreement as if they had been completed as of April 1, 2014.
The unaudited pro forma condensed combined financial statements has been prepared using the acquisition method of accounting, which requires, among other things, that the purchase price paid by the Company in connection with the Acquisition be allocated to identifiable assets acquired and liabilities assumed based on the respective estimated fair values as of the acquisition date. The excess of the purchase price over the estimated fair values of the underlying identifiable assets acquired and liabilities assumed has been allocated to goodwill. The process for estimating fair values in many cases requires the use of significant estimates, assumptions and judgments, including determining the timing and estimates of future cash flows and developing appropriate discount rates. The Company has engaged an independent third-party valuation firm to assist in determining the preliminary estimated fair values of identifiable intangible assets, estimated fair value of contingent consideration and estimated fair value of deferred revenue. Since these unaudited pro forma condensed combined financial statements have been prepared based on preliminary estimates of fair values using currently available information and certain assumptions, the actual amounts recorded may differ materially if additional information becomes available. The Company will finalize the purchase price allocation as soon as practicable within the measurement period, but not later than one year following the acquisition date. Acquisition related transaction costs are not included as a component of the purchase price and are expensed as incurred. Total acquisition related transaction costs of approximately $3.1 million are reflected in the Company’s unaudited consolidated statement of operations for the nine months ended December 31, 2015.

3. Preliminary Purchase Price
The following tables summarize the preliminary purchase price and preliminary purchase price allocation,as if the Acquisition had been completed on December 31, 2015.

12/31/2015
(in thousands)
Initial purchase price	$165,000
Contingent earnout liability at fair value	16,200
Preliminary working capital and other adjustments	376
Total Preliminary Purchase Price	181,576

Assets acquired:
Accounts receivable, net	$1,335
Other current assets	6,839
Equipment and improvements	772
Other assets	1,095
Identifiable intangible assets	76,000
Goodwill	122,641
Total assets acquired	208,682

Liabilities assumed:
Accounts payable and other current liabilities	(1,375)
Deferred income taxes, net	(21,724)
Other current liabilities	(2,503)
Deferred revenues	(1,268)
Other liabilities	(236)
Total liabilities assumed	(27,106)

Net Assets Acquired	$181,576

The following table summarizes the estimated fair value of the identifiable intangible assets and their estimated useful lives as of the date of acquisition:

		Estimated
	Estimated	Useful Life
(in thousands)	Fair Value	(in years)
Software Technology	$42,500	5
Customer Relationships	29,500	10
Trademarks	4,000	5
Total Identifiable intangible assets	$76,000

The preliminary fair value assigned to software technology was determined using the relief from royalty method under the income approach by applying an estimated royalty rate on total projected revenues associated with the acquired software technology. The preliminary fair value assigned to customer relationships was determined by applying the excess earnings method, which estimates the present value of projected after-tax cash flows associated with the relationships. The preliminary fair value assigned to trademarks was determined using the relief from royalty method under the income approach, which involves developing cash flow estimates attributable to the royalty savings associated with the trademarks. The estimated useful lives associated with the acquired intangible assets were based on the expected future cash flows and economic benefit to be derived from the intangible assets. The acquired software technology and trademarks intangible assets are expected to be amortized on a straight-line basis over five-year estimated useful lives, and the acquired customer relationships intangible asset is expected to be amortized over a ten-year estimated useful life based on an accelerated amortization method that reflects the expected pattern of economic benefit.

The preliminary amount of goodwill represents the excess of the preliminary purchase price over the preliminary net identifiable assets acquired and liabilities assumed. Goodwill primarily represents the value of synergies expected to be realized and the assemblage of all assets that enable the Company to create new customer relationships, neither of which qualify as separate amortizable intangible assets. Goodwill has been determined to have an indefinite useful life and will not be amortized. Goodwill will be tested for impairment at least annually or more frequently if indicators of impairment exist.

4. Unaudited Pro Forma Adjustments
The following is a summary of the pro forma adjustments made to the unaudited pro forma condensed combined balance sheet as of December 31, 2015 (in thousands):

(a)
Adjustment to: 1) record actual cash proceeds from the Credit Agreement, 2) reflect the pro forma cash consideration for the Acquisition (including preliminary working capital and other adjustments), and 3) record the payment of debt issuance costs and acquisition related transaction costs, as summarized below:

Cash proceeds from the Credit Agreement	$173,509
Initial purchase price paid for the Acquisition	(165,000)
Preliminary working capital and other adjustments related to the Acquisition	(376)
Payment of debt issuance costs from the Credit Agreement	(4,598)
Payment of acquisition related transaction costs	(2,500)
Total	$1,035

(b)
Adjustment to eliminate HealthFusion’s deferred debt issuance costs related to the settlement of existing debt at the time of the Acquisition and record preliminary fair value adjustments on deferred commission costs.

(c)
Adjustment to eliminate HealthFusion's historical capitalized software development costs for in-use projects and record the preliminary fair value adjustment for capitalized software development costs for in-process projects acquired.

(d)
Adjustment to: 1) record the preliminary estimated fair value of identifiable intangible assets from the Acquisition, consisting of software technology, customer relationships, and trademarks, and 2) eliminate HealthFusion's historical intangible assets, as summarized below:

Acquired identifiable intangible assets	$76,000
Elimination of HealthFusion's historical intangible assets	(71)
$75,929

(e)	Adjustment to: 1) record the preliminary estimate of goodwill associated with the Acquisition, and 2) eliminate goodwill reflected on HealthFusion’s historical balance sheet, as summarized below:

Goodwill associated with the Acquisition	$122,641
Elimination of HealthFusion's historical goodwill	(55)
$122,586

(f)
Adjustment to: 1) record deferred debt issuance costs related to the Credit Agreement, and 2) eliminate HealthFusion’s noncurrent deferred debt issuance costs related to the settlement of existing debt at the time of the Acquisition, as summarized below:

Deferred issuance costs from the Credit Agreement	$4,598
Elimination of HealthFusion's noncurrent deferred debt issuance costs	(188)
$4,410

(g)
Adjustment to record the preliminary estimated fair value adjustment on deferred revenues, which is also reflected as a reduction to revenues over a one-year period on the unaudited pro forma condensed combined statement of operations for the fiscal year ended March 31, 2015.

(h)	Adjustment to record the settlement of HealthFusion’s existing debt at the time of the Acquisition.

(i)
Adjustment to:1) record the preliminary fair value of contingent consideration related to the $25 million in potential cash earnout for the Acquisition, 2) reflect the settlement of HealthFusion’s outstanding warrant liability at the time of the Acquisition, 3) eliminate the Company's and HealthFusion's accrued acquisition-related transaction costs that were paid upon closing of the Acquisition, and 4) record an estimated liability for HealthFusion's transaction related and other costs, as summarized below:

Preliminary fair value of contingent consideration	$16,200
Settlement of HealthFusion's warrant liability	(5,108)
Elimination of the Company's accrued transaction costs	(2,500)
Elimination of HealthFusion's accrued transaction costs	(345)
HealthFusion's transaction related and other costs	2,310
$10,557

(j)	Adjustment to record net deferred income taxes related to acquired intangible assets from the Acquisition and reversal of the valuation allowance on HealthFusion's deferred income taxes.

(k)	Adjustment to record the actual initial draw down on the line of credit associated with the Credit Agreement.

(l)	Adjustment to record elimination of HealthFusion’s historical shareholders’ equity, including additional paid-in capital, and accumulated deficit.

The following is a summary of the pro forma adjustments made to the unaudited pro forma condensed combined statement of operations for the fiscal year ended March 31, 2015 and for the nine months ended December 31, 2015 (in thousands):

(A)	Adjustment to record amortization of preliminary fair value adjustments on deferred revenues.

(B)	Adjustment to reclassify HealthFusion's revenues and cost of revenues to conform with the Company's presentation.

(C)
Adjustment to: 1) record elimination of HealthFusion’s historical amortization of intangible assets and capitalized software development costs, and 2) record estimated amortization expense associated with the acquired software technology to cost of revenue, as summarized below:

	Fiscal Year	Nine Months
	Ended	Ended
	March 31, 2015	December 31, 2015
Elimination of HealthFusion's historical amortization of intangible assets	$(45)	$(33)
Elimination of HealthFusion's historical amortization of capitalized software development costs	(1,071)	(915)
Estimated amortization expense associated with the acquired software technology	8,500	6,375
	$7,384	$5,427

(D)
Adjustment to: 1) record amortization of preliminary fair value adjustments on deferred commission costs, and 2) eliminate acquisition-related transaction costs incurred and reflected in the historical statements of operation of each company, as summarized below:

	Fiscal Year	Nine Months
	Ended	Ended
	March 31, 2015	December 31, 2015
Amortization of fair value adjustment on deferred commissions costs	$(142)	$—
Elimination of HealthFusion's acquisition related transaction costs	—	(339)
Elimination of the Company's acquisition related transaction costs	—	(3,061)
	$(142)	$(3,400)

(E)	Adjustment to record estimated amortization expense associated with the acquired customer relationships and trademarks to operating expenses, as summarized below:

	Fiscal Year	Nine Months
	Ended	Ended
	March 31, 2015	December 31, 2015
Estimated amortization expense associated with the acquired customer relationships	$6,863	$4,521
Estimated amortization expense associated with the acquired trademarks	800	600
	$7,663	$5,121

(F)
Adjustment to: 1) eliminate HealthFusion’s historical interest expense and amortization of deferred debt issuance costs related to the settlement of existing debt at the time of the Acquisition, 2) record estimated interest expense related to the Credit Agreement, and 3) record the amortization of deferred debt issuance costs related to the Credit Agreement, as summarized below:

	Fiscal Year	Nine Months
	Ended	Ended
	March 31, 2015	December 31, 2015
Elimination of HealthFusion's historical interest expense	$1,845	$1,356
Estimated interest expense associated with the Credit Agreement	(3,676)	(2,823)
Estimated amortization of deferred debt issuance costs associated with the Credit Agreement	(990)	(742)
	$(2,821)	$(2,209)
The adjustments to record interest expense, including deferred debt issuance costs, related to the Credit Agreement for the year ended March 31, 2015 and the nine months ended December 31, 2015 assume the following: 1) the outstanding principal balance of Credit Agreement is $115 million, reflecting actual principal payments made subsequent to the closing of the Acquisition, 2) there were no additional payments or borrowings under the Credit Agreement, and 3) debt issuance costs of $4.9 million are being amortized over the five year term of the Credit Agreement.
The interest rate on the Credit Agreement is variable and is affected by changes in market interest rates. The weighted average interest rate used to calculate pro forma interest expense was approximately 3.1% for the year ended March 31, 2015 and the nine months ended December 31, 2015.
Each one-eighth of one percent (0.125%) fluctuation in the applicable interest rate would change pro forma interest expense by (in thousands):

	Fiscal Year	Nine Months
	Ended	Ended
	March 31, 2015	December 31, 2015
Change in interest expense for each 0.125% fluctuation in interest rate	$192	$105

(G)	Adjustment to reflect elimination of warrant expense related to the settlement of HealthFusion’s outstanding warrant liability at the time of the Acquisition.

(H)
Adjustment to record the estimated income tax impact of the Acquisition, which was derived based on the estimated combined statutory tax rate and the effect of certain permanent differences. The statutory tax rate of the combined company may differ significantly depending on post-acquisition activities.